EXHIBIT 99.1

IZEA Releases Shake™ Platform Details

New Creator Marketplace Will be Open to All Buyers,Unveils Creators First™ Pricing

Orlando, Florida (June 19, 2020) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, announced additional details on Shake, a new online marketplace that allows creators to offer their services, delivered digitally, for a self-determined price. The details were provided during an investor conference call on Thursday evening. Influencers, photographers, writers, musicians, and more can use IZEA’s Shake to collaborate and transact with marketers and individual buyers. Creators list available “Shakes” on their accounts in the platform and marketers select and purchase creative packages from them through a streamlined chat experience, assisted by ShakeBot™ - a proprietary, artificial intelligence assistant.

During the call, IZEA Founder and CEO Ted Murphy provided an overview of the platform and the opportunity it represents for both IZEA and the creators in IZEA’s network.

Key Information About Shake:

Shake is a Public Marketplace
In comparison to IZEA’s current platform which offers large enterprise customers access to IZEA’s private network of influencers and content creators, Shake will be public. There is no subscription needed to see the creators who are interested in working with buyers. An account is only required to make a purchase or sell.

Individual and Commercial Content Licenses
These bespoke services can be offered as either personal or full commercial licenses, allowing creators to sell personalized video messages or even video conferences directly to their fan base.

Creators First™ Pricing
IZEA’s standard transaction fee will be 15% of the sale price, while competitor Fiverr has a combined take rate of 27.1% between buyer and seller fees. A minimal floor of $50 per listing vs. $5 on competing platforms is designed to ensure fair compensation for creators.

Universal Accounts and Finances

IZEAx and Shake share a common user authentication service and financial backend, among other IZEAx technologies. Enterprise IZEAx customers will be able to make purchases through Shake with their existing accounts and funds. Creators will also be able to use their funds earned in either IZEAx or Shake to hire other creators in the platform.

Curated Listings and Categories
Shake will be focused on digital services that are commonly offered by advertising agencies, media companies, and talent agencies. Listings and access will be curated to provide access to the best creators and services. Shake will not offer alternative services such as “Fortune Telling” or “Obsession Love Spells” found on other marketplaces.

Vast Influencer Network and Data Capabilities
IZEA has over 850,000 Registered Users in its current platform. IZEA will make social profile and content data available in Shake for those creators with seller accounts to help buyers make informed decisions when selecting influencers.

“With Shake, IZEA will greatly expand our potential customer base to encompass everything from individuals to large enterprise customers,” said Ted Murphy, Founder and CEO of IZEA. “This is the first time that we have provided public access to our influencer network by allowing creators to list and sell specific creative services. It is the continuation of our strategy to make our enterprise technology available to a more diverse customer set and establish additional revenue streams that are software-based.”

The Shake platform is aimed at digital creatives, which includes both online influencers and well as those in creative fields. According to the Bureau of Labor Statistics, there are 1.6 million gig economy workers in the US. Business Insider Intelligence data from December 2019 predicts that the influencer marketing industry as a whole is projected to reach $15 billion by 2022.

Timing for Buyers and Sellers
The Shake platform is currently in Early Registration. Access Codes that will allow select creators to begin adding their listings to the platform will begin to be distributed in the coming week. The marketplace will be populated for a handful of months before opening up for buyers. The general public can expect to be able to buy or sell your first Shake in Q3.

To pre-register to be a buyer or seller visit http://shake.izea.com

A replay of the call will be available after 8:00 P.M. Eastern time on the same day through June 25, 2020.

Toll-free replay number: 1-844-512-2921International replay number: 1-412-317-6671Replay ID: 13705304

Other Topics Covered During the Call

At-the-Market Offering Program
On the conference call, Management shared that IZEA has sold $14.775 million of common stock at an average price of $2.29 a share. The company paid a 2% commission on the gross proceeds. The company will likely continue to slowly and responsibly raise capital through our previously announced ATM.

Managed Services Update
The company also provided an update for managed services bookings, the core revenue driver of the business. IZEA expects that bookings for Q2 2020 be up in excess of 25% as compared to Q2 2019 bookings, despite the impacts of COVID-19.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” “estimates,” “believes,” “intends,” “likely,” “projects,” “plans,” “pursue," “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and improve Adjusted EBITDA, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to raise additional funding needed to fund our business operation in the future, uncertainty relating to the effects of COVID-19, competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize the IZEAx marketplace platform; inability to finance growth initiatives in a timely manner; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press ContactMartin SmithIZEA Worldwide, Inc.Phone: 407-674-6911Email: ir@izea.com